Exhibit 99.1

CONTACT:
John E. Shave
Vice President, Investor Relations and Corporate Communications
610.293.0600

SAFEGUARD SCIENTIFICS ANNOUNCES FOURTH QUARTER AND
YEAR-END 2007 FINANCIAL RESULTS

Company to Sell Stake in Six Legacy Partner Companies for $100 Million

Wayne, PA, April 1, 2008 – Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage technology and life sciences companies, today announced its financial results for the fourth quarter and year ended December 31, 2007. Safeguard reported consolidated revenue of $47.7 million for the fourth quarter of 2007, an 8.0% increase as compared to $44.2 million in the fourth quarter of 2006, excluding discontinued operations. For the full year, revenue was $176.1 million, up 8.3% from $162.6 million in 2006, excluding discontinued operations. Safeguard's consolidated net loss for the fourth quarter of 2007 was $15.1 million, compared to net loss of $12.3 million in the fourth quarter of 2006, excluding discontinued operations. For the full year, net loss was $68.1 million, compared to net loss of $43.9 million in 2006, excluding discontinued operations.

Safeguard previously announced that it had signed a definitive agreement to exit its ownership position in three majority-held and three minority-held partner companies, Acsis, Inc., Alliance Consulting Group Associates, Inc., Laureate Pharma, Inc., NextPoint Networks, Inc., Neuronyx, Inc. and ProModel Corporation, through a transaction with Saints Capital for approximately $100 million plus the elimination of $31.5 in debt guarantees. The sale is expected to generate an accounting gain of approximately $16 million and close before the end of the second quarter of 2008. With this transaction, Safeguard will make great strides in aligning its partner companies with its strategy to focus on specifically targeted high-growth segments within the technology and life sciences sectors.

Peter J. Boni, President and Chief Executive Officer of Safeguard, said, “In 2007, we executed upon our strategy to deploy capital, build value in our holdings and realize that value through selective, well-timed exits. We deployed more than $59 million in capital, including $26.4 million in our new life sciences partners Advanced BioHealing, Alverix, Avid Radiopharmaceuticals and Cellumen, and $23.7 million in our new technology partners Beyond.com, Bridgevine (formerly Broadband National) and a stealth technology company. Additionally, we provided $9.2 million in follow-on funding to life sciences partner NuPathe and technology partners Authentium and NextPoint Networks, the latter of which was created through the merger between NexTone and Reef Point Systems in January 2008.

“In 2007, we built value in our partner companies, with record years recorded at Clarient and Laureate Pharma, and strong growth performances realized by Advanced BioHealing, Beyond.com, Bridgevine and Portico Systems. Advantedge Healthcare Solutions completed an acquisition. Rubicor Medical and Cellumen have begun to penetrate their market space and Avid Radiopharmaceuticals and NuPathe have advanced their FDA trials. We also realized well-timed exits during 2007 with the sale of Clarient’s ACIS business and Pacific Title & Art Studio. We are enthusiastic about our opportunities as we enter 2008. Our deal pipeline is healthy and active. We anticipate another year of delivering results and driving value in our partner companies and for our shareholders,” Boni added.

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	1

Upon closing the bundled transaction mentioned above, Safeguard will have 13 partner companies. In 2007, aggregate revenue of these 13 partner companies, only for the portions of 2007 during which Safeguard held an ownership position in such companies, was $85 million. Safeguard anticipates that the total 2008 aggregate revenue for these companies will be in the range of $135 million to $150 million for the full 2008 fiscal year.

Raymond J. Land, Senior Vice President and Chief Financial Officer of Safeguard said, “The sale of our legacy companies in this transaction will provide us with additional liquidity to pursue exciting new growth opportunities. In 2008, we look forward to continued aggregate revenue growth from our partner companies which are focused on our targeted high-growth segments of the technology and life sciences industries.”

LIFE SCIENCES PARTNER COMPANIES FOURTH QUARTER HIGHLIGHTS
MAJORITY HOLDINGS
Clarient, Inc. (Nasdaq: CLRT), a premier diagnostics services resource for pathologists, oncologists and the pharmaceutical industry, reported fourth quarter revenue from continuing operations of $12.4 million, an increase of over 50% increase from the prior year. Over the course of 2007, Clarient successfully transformed itself from an instrument company to a growing cancer diagnostic services provider. Clarient is focused on delivering between 30-40% revenue growth in 2008. Safeguard’s 59% ownership position in Clarient had a market value of $63 million as of March 31, 2008.

Laureate Pharma, Inc., a full service contract manufacturing organization that provides development and cGMP manufacturing services, achieved record revenue growth in 2007 of $27.1 million, up 131.4% from 2006.  Laureate also reported its third consecutive quarter of positive EBITDA. Growth plans for 2008 remain aggressive. Safeguard has a 100% ownership position in Laureate.

MINORITY HOLDINGS
Advanced BioHealing, Inc. (ABH), a leader in the science of regenerative medicine, continues to gain traction on its FDA-approved product Dermagraft® for diabetic foot ulcers. Growth plans for 2008 remain aggressive with over 100% revenue growth and high manufacturing yields targeted. Safeguard deployed capital in ABH in February and May 2007 and has a 28% ownership position.

Alverix, Inc., a point-of-care diagnostic technology provider, is a new Safeguard partner company. Alverix is a spin-out from Avago Technologies, a leading supplier of analog interface components for communication, industrial, and consumer applications. Alverix’s devices enable central laboratory quality results to be done in the physician offices, laboratory outreach locations, retail clinics and homes where test information is critical to patient care. Safeguard deployed capital in Alverix in October 2007 and has a 50% ownership position.

Avid Radiopharmaceuticals, Inc., a leader in the development of molecular imaging products for neurodegenerative diseases, formed collaborative partnerships with two pharmaceutical companies in 2007.  During 2008, Avid anticipates entering Phase 2 clinical trials for two of its imaging compounds, which target improved diagnosis of Alzheimer’s and Parkinson’s disease. The company is developing a third product line to target diabetes. Safeguard deployed capital in Avid in May 2007 and has a 14% ownership position.

Cellumen, Inc., a cellular systems biology company that delivers proprietary services and products to support drug discovery and development, formed strategic partnerships in 2007 with Millipore and the Mayo Clinic. In 2008, Cellumen plans to increase staffing in key areas and anticipates rapid revenue growth driven by broader partnership and new pharmaceutical relationships. Safeguard deployed capital in Cellumen in June 2007 and has a 40% ownership position.

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	2

Neuronyx, Inc. is a development-stage biopharmaceutical company whose mission is to discover, develop and deliver new medicines by leveraging the ability of adult bone marrow-derived cells to repair, regenerate and remodel tissue in acute and chronic disease settings. In 2007, Neuronyx continued Phase 1 trials which tested the direct delivery of cells to repair damaged cardiac tissue in patients who have suffered a heart attack, and initiated pre-clinical studies for several additional indications. Safeguard has a 7% ownership position in Neuronyx.

NuPathe, Inc., which specializes in the development of therapeutics for the treatment of neurological and psychiatric disorders including migraine and Parkinson’s disease, remains on track to begin Phase 3 studies for their NP101 SmartRelief™, the first-ever transdermal patch for migraine relief, in 2008. According to information provided by the Company and 3rd party research sources 26 million people in the U.S. suffer from migraines annually; 2.4 million of them are placed on a triptan therapy; and 70% of those suffer from nausea and vomiting. The lack of an adequate therapy to address this area of need creates a great opportunity for NuPathe’s novel approach that circumvents these side-effects. NuPathe continues its pre-clinical development of NP-201 for the treatment of Parkinson’s. Safeguard deployed capital in NuPathe in September 2006 and October 2007 and has a 26% ownership position.

Rubicor Medical, Inc. is a medical device company focused on the development and commercialization of minimally invasive breast biopsy and tissue removal technologies. A new product launch and the formation of new partnerships are part of the company’s 2008 goals. Safeguard deployed capital in Rubicor in August 2006 and has a 36% ownership position.

TECHNOLOGY PARTNER COMPANIES FOURTH QUARTER HIGHLIGHTS
MAJORITY HOLDINGS
Acsis, Inc., a leader in connecting people, devices, and supply chains with enterprise business systems, reported fourth quarter revenue of $6.1 million, a 12% increase from the prior year, and signed large orders with a significant government contractor and various pharmaceutical companies. Looking to 2008, Acsis expects to revitalize its core mobile automated data collection business, penetrate new markets and increase partnering activity. Safeguard has a 96% ownership position in Acsis.

Alliance Consulting Group Associates, Inc., a business intelligence solution provider to Fortune 2000 companies, reported fourth quarter revenue of $21.1 million, compared to $26.0 million in the fourth quarter of 2006. In 2007, Alliance was impacted by weakness at customers in the financial services and manufacturing sectors as well as the loss of a major customer due to its acquisition. As of the beginning of 2008, the company has streamlined operations, reduced expenses and is now operating with a lower cost basis than it saw in the fourth quarter. Safeguard has a 99% ownership position in Alliance.

MINORITY HOLDINGS
Advantedge Healthcare Solutions, Inc., a technology-based services provider of medical billing solutions to physician groups using its proprietary software, has hired an industry-experienced CEO in 2007 and integrated its first acquisition. In 2008, the company plans to further build out its management team and to augment its technology with new modules to drive continued growth. Safeguard deployed capital in AHS in November 2006 and has a 35% ownership position.

Authentium, Inc., a leading developer of security software-as-a-service technologies and systems, is on track to launch is new software, SafeCentral, an active desktop agent that allows you to access transaction-based websites in a secure environment. While revenue growth in 2007 was modest, Authentium is successfully transitioning its business to focus on its SafeCentral identity protection solution, which enables financial institutions to protect consumer data, opening significant new growth opportunities. As a result, Authentium anticipates rapid revenue growth in 2008 as these initiatives gain momentum. Safeguard deployed capital in Authentium in two rounds, one in April 2006 and another in June 2007 and has a 19.9% ownership position.

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	3

Beyond.com, Inc., the world’s largest network of online niche career communities, continues to see rapid revenue growth and momentum continuing into 2008. To achieve 2008 growth targets, the company is augmenting its sales organization, increasing traffic with search engine optimization and marketing, and building additional brand awareness. Safeguard deployed capital in Beyond.com in March 2007 and has a 37% ownership position.

Bridgevine, Inc., formerly Broadband National, is the leading comparative online shopping engine for digital services and products such as high speed internet, digital phone, VoIP, digital TV and music. In 2007, Bridgevine exceeded revenue growth targets and bolstered its board of directors and management team. Aggressive revenue growth plans for 2008 will be fueled by an expansion in the company’s catalog of bundled services, distribution with private-label carriers, and an expanded management team. Additionally, Bridgevine enhanced its board of directors with new members including Ted Leonsis who is AOL’s Vice Charman Emeritus, and Greg Stanger, former CFO of Expedia. Safeguard deployed capital in Bridgevine in August 2007 and has a 21% ownership position.

Our Stealth Company is a pre-launch technology company building the world's first Social Information Management System (SIMS), a suite of software that aggregates and intelligently integrates Web Applications with Content Management and Social Networking capabilities. Safeguard deployed $2.2 million in August 2007 and has a 14% ownership position.

NextPoint Networks, Inc., formed through the merger of Safeguard’s partner company NexTone and Reef Point Systems, is a leading provider of secure and intelligent IP-based connectivity solutions that connect devices to networks, and networks to networks, enabling high-quality voice, data, and video sessions to flow, efficiently, securely and reliably. The merger significantly broadens the market opportunity for NextPoint and further provides scalability and breadth of capabilities. In 2008, the company will focus on continued aggressive revenue growth through top-tier customers and partnerships. Safeguard has a 12% ownership position in NextPoint, following the merger.

Portico Systems, Inc., which offers health plans software solutions exclusively focused on unlocking the value of Provider Network Management, saw healthy revenue growth in 2007 with new customer additions and follow-on sales at existing customers. In 2008 the company plans a transition to a recurring revenue model and a broadened portfolio of offerings, combined with continued gross margin improvements. Safeguard deployed capital in Portico in August 2006 and February 2008. Safeguard has a 47% ownership position in Portico Systems.

ProModel Corporation is a leading provider of simulation-based, decision making solutions for improving performance throughout the enterprise. ProModel’s focus on defense contractors resulted in several new relationships in 2007. Additionally, ProModel delivered positive EBITDA for the fourth quarter and all of 2007. Safeguard has a 49.7% ownership position in ProModel.

As discussed in our December 31, 2007 Annual Report on Form 10-K, filed on March 31, 2008, certain accounting deficiencies were recently identified at our subsidiary, Clarient. In accordance with Staff Accounting Bulletin No. 108, management evaluated the materiality of the errors from qualitative and quantitative perspectives. Management concluded that, as a result of such issues at the Clarient level, Safeguard had deficiencies in our internal control over financial reporting as of December 31, 2007 that constituted “material weaknesses” as defined by the Public Company Accounting Oversight Board’s Audit Standard No. 5. These material weaknesses are identified in Item 9A, Controls and Procedures. For further explanation, please refer to our 2007 Annual Report on Form 10-K.

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	4

SAFEGUARD SCIENTIFICS FOURTH QUARTER AND YEAR-END 2007 EARNINGS CALL

Please call at least 10 minutes prior to call to register.

Date: Tuesday, April 1, 2008

Time: 9:00 a.m. ET

Webcast: www.safeguard.com/earnings

Call-in Number: 800-309-8407
(International) +706-643-1196

Replay Number: 800-642-1687
(International) +706-645-9291

Conference ID# 36443065

Podcast: www.safeguard.com/podcast
Available within 24 hours following the conclusion of the earnings call.

About Safeguard Scientifics
Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS), Technology-Enabled Services and Internet-based Businesses, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

 [financials to follow after page break]

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Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	5

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2007	2006

Assets
Cash and cash equivalents and marketable securities - Parent	$95,275	$154,088
Cash and cash equivalents and marketable securities - Subsidiaries	5,280	7,079
Other current assets	67,827	42,430
Current assets of discontinued operations	-	11,703
Total current assets	168,382	215,300
Ownership interests in and advances to companies	92,985	54,548
Goodwill and intangible assets, net	86,784	92,402
Other	43,711	63,595
Non-current assets of discontinued operations	-	17,850
Total Assets	$391,862	$443,695

Liabilities and Shareholders' Equity
Lines of credit	$40,012	$25,014
Other current liabilities	49,898	50,021
Current liabilities of discontinued operations	-	3,465
Total current liabilities	89,910	78,500
Other long-term liabilities	18,229	20,759
Convertible senior debentures	129,000	129,000
Non-current liabilities of discontinued operations	-	1,656
Redeemable consolidated partner company stock-based compensation	84	2,021
Total shareholders' equity	154,639	211,759
Total Liabilities and Shareholders' Equity	$391,862	$443,695

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenue	$47,744	$44,213	$176,119	$162,642
Operating expenses	59,216	58,388	231,716	216,764
Operating loss	(11,472)	(14,175)	(55,597)	(54,122)
Other income, net interest, equity loss and minority interest	(3,741)	1,970	(13,289)	9,041

Net loss from continuing operations before income taxes	(15,213)	(12,205)	(68,886)	(45,081)
Income tax benefit (expense)	85	(87)	781	1,186
Net loss from continuing operations	(15,128)	(12,292)	(68,105)	(43,895)
Income (loss) from discontinued operations, net of tax	(60)	83,494	3,272	89,803

Net income (loss)	$(15,188)	$71,202	$(64,833)	$45,908

Basic and diluted net income (loss) per share:
Loss from continuing operations	$(0.12)	$(0.10)	$(0.56)	$(0.36)
Net income (loss) from discontinued operations	-	0.69	0.03	0.74

Net income (loss) per share	$(0.12)	$0.59	$(0.53)	$0.38

Weighted average shares outstanding
Basic and Diluted	122,510	121,581	122,352	121,476

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenue
Acsis	$6,141	$5,493	$20,344	$18,634
Alliance Consulting	21,149	25,964	85,673	104,571
Clarient	12,358	7,906	42,996	27,723
Laureate Pharma	8,096	4,850	27,106	11,714
Total Segment Results	$47,744	$44,213	$176,119	$162,642

Operating Income (Loss) from Continuing Operations (a)
Acsis	$(1,406)	$(2,120)	$(8,184)	$(8,776)
Alliance Consulting	(960)	1,006	(10,023)	808
Clarient	(3,278)	(3,037)	(11,918)	(12,679)
Laureate Pharma	(654)	(1,672)	(2,689)	(9,129)
Total Segment Results	(6,298)	(5,823)	(32,814)	(29,776)
Other Items (d)	(5,174)	(8,352)	(22,783)	(24,346)
	$(11,472)	$(14,175)	$(55,597)	$(54,122)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Acsis	$(1,458)	$(2,001)	$(8,284)	$(8,264)
Alliance Consulting	(1,226)	881	(10,732)	127
Clarient	(2,023)	(1,926)	(7,379)	(7,481)
Laureate Pharma	(951)	(1,857)	(3,728)	(9,737)
Other Companies (c)	(4,820)	(660)	(19,499)	(2,455)
Total Segment Results	(10,478)	(5,563)	(49,622)	(27,810)
Other Items (d)	(4,650)	(6,729)	(18,483)	(16,085)

Net Loss from Continuing Operations	$(15,128)	$(12,292)	$(68,105)	$(43,895)

(a) Operating Income (Loss) from Continuing Operations represents the revenue less operating expenses of each segment, and excludes any allocation to minority interest.

(b) Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.

(c) Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds.  Other Companies consists primarily of equity income (loss) and gain (loss) on the sale of companies and funds, both of which are reported below the operating income (loss) line.

(d) Other Items includes corporate expenses and income taxes.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our partner companies, we are providing additional financial information on our partner companies, including carrying value by majority partner company, as well as aggregate cost and carrying value for all of our minority partner companies and other holdings.  Carrying value of a partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.  The carrying value and cost data reflect our percentage holdings in the partner companies.

	December 31,
	2007
Safeguard Carrying Value by Majority Partner Company
Acsis	$15,031
Alliance Consulting	53,428
Clarient	7,917
Laureate Pharma	7,775
	$84,151

	Carrying Value	Cost
Safeguard Carrying Value and Cost
Minority Partner Companies	$84,627	$123,308
Other holdings	8,358	35,073
	$92,985	$158,381

Total Carrying Value	$177,136

Laureate Pharma reported positive earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2007. We believe that EBITDA represents a useful measure of assessing the performance of Laureate Pharma, as it reflects its business momentum without the impact of certain non-cash items. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles (GAAP). Safeguard is providing this financial information to enhance understanding of the Laureate Pharma segment within Safeguards GAAP consolidated financial statements and it should be considered by investors in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Below is a reconciliation of EBITDA to net loss from continuing operations before income taxes for Laureate Pharma.

Three Months Ended
December 31, 2007
EBITDA for Laureate Pharma
Net loss from continuing operations before income taxes	$(951)
Add:
Interest expense, net	297
Depreciation	783

EBITDA	$129